Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-06378, 333-103888, 333-108149, 333-129640, 333-129733, 333-152662, 333-157729, 333-185886, 333-185887, 333-185889, 333-185890, 333-208658, 333-208660, 333-208661 and 333-232174 on Form S-8 of our reports dated 6 April 2022, relating to the financial statements of WPP plc and the effectiveness of WPP plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2021.

/s/ Deloitte LLP
London, United Kingdom
6 April 2022